AMERICAN ANNUTIY GROUP INC.
                                                                      EXHIBIT 9

                                             P.O. BOX 120
                                             Cincinnati, Ohio  45201
                                             (513) 333-5511
                                             Fax (513) 357-3397

                                             Mark F. Muething
                                             Senior Vice President
                                             General Counsel and Secretary


                                  April 6, 1998

Annuity Investors Life Insurance Company
250 East Fifth Street
Cincinnati. Ohio 45202

Gentlemen:

         This opinion is provided in connection with the Registration Statement on Form N-4 for the Annuity Investors Variable Account B of which Annuity Investors Life Insurance Company ("AILIC") is the Depositor. The Registration Statement has been filed with the Securities and Exchange Commission for the purpose of registering variable annuity contracts issued by AILIC and interests in the Annuity Investors Variable Account B under such variable annuity contracts.

         I have examined the Articles of Incorporation and bylaws of AILIC, minutes of meetings of its Board of Directors and other records, and pertinent provisions of the Ohio insurance laws, together with such other documents as I have deemed appropriate. Based on the foregoing it is my opinion that:

1. AILIC is duly organized and validly existing as an insurance company under the laws of the State of Ohio.

2. Annuity Investors Variable Account B has been validly created as a Separate Account in accordance with the laws of the State of Ohio.

3. AILIC has the legal power and authority to create and issue the variable annuity contracts which are administered within and by means of the Annuity Investors Variable Account B.

4. The variable annuity contracts to be sold pursuant to the Registration Statement, when issued, will represent binding obligations of AILIC in accordance with their terms, provided such contracts are issued for the consideration set forth therein and evidenced by appropriate policies and certificates.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Mark F. Muething

                                Mark F. Muething